Note No. __________

Date of Note: __________

Maturity Date: __________

CAPITAL NOTE

MINISTRY PARTNERS INVESTMENT CORPORATIONTM

A CALIFORNIA CORPORATION

$__________                                                                                                       __________, California

FOR VALUE RECEIVED, Ministry Partners Investment CorporationTM, a California Corporation ("Corporation"), promises to pay to __________ ("Lender") the principal amount of __________, with interest on the unpaid principal balance hereunder from time to time at the rate of __________% PER ANNUM (__________% APY) commencing upon the Date of this Note stated above. This Note is issued pursuant to that certain Loan Agreement by and between Lender and the Corporation of even date herewith, and is a duly authorized, privately negotiated unsecured promissory Note of the Corporation designed as a Capital Note.

1.         Payment of Interest. Interest will be payable monthly on the last day of each month to Lender, at the close of business on the "record date" for such installment of interest. The "record date" shall be the last day (whether or not a business day) of the month next preceding such interest payment date. Interest shall be calculated on the basis of the actual number of days elapsed over a 365-day year.

            Principal and interest are payable at the principal office of the Corporation, as marked (x) below:

            (   )       Interest will be reinvested and will thereafter bear interest at the rate set forth above.

            (   )       Interest will be paid by check mailed to Lender at the address for Lender as it appears on the Note register maintained by the Corporation.

            (   )       Other:

2.         Note Due on Maturity Date. The unpaid balance of principal and accrued interest on this Note shall be payable on the Maturity Date stated above upon surrender of this Note to the Corporation for payment. The Corporation will have no obligation to pay interest and Lender will have no right to receive interest after the Maturity Date unless this Note is rolled-over in accordance with the procedure stated below.

3.         Right to Offer Roll-Over.  The Corporation will give Lender written notice at least 30 days prior to the Maturity Date notifying the registered holder of such maturity and either (a) requesting surrender of this Note so that payment of principal and accrued interest can be made at maturity or (b) notifying Lender that this Note will be rolled-over, unless Lender delivers this Note for payment at maturity. The roll-over notice will also notify Lender of the term to maturity, interest rate and such other terms which will be applicable to this Note upon roll-over. The date on which the principal amount and any accrued and unpaid interest with respect to this Note is reinvested at maturity will be referred to as the "roll-over date." From and after the roll-over date, the new interest rate will be paid by the Corporation with respect to this Note until the next roll-over date, if any. The Corporation in its sole discretion may elect to pay principal and accrued interest at maturity and not offer to roll-over this Note.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE TRANSFERRED (A) IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION, AND (B) UNLESS THE PRIOR WRITTEN APPROVAL OF COUNSEL FOR THE CORPORATION THAT SUCH RE-SALE WILL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAW IS OBTAINED.

 4.        Lender's Right to Request Prepayment. At any time prior to the Maturity Date, Lender may request that the Corporation prepay this Note in whole or in part. Any such offer shall be subject to the Corporation's acceptance in its sole discretion. Any such request must be made in writing to the Corporation, be accompanied by this Note for cancellation to the extent of the amount to be prepaid. Any prepayment of this Note prior to the Maturity Date is subject to a penalty equal to the lesser of three (3) months' interest thereon or the interest on one-sixth of the term of the Note. Notwithstanding the foregoing, Lender of this Note may receive payment of any accrued and reinvested interest thereon at any time upon at least 30 days prior written notice to the Corporation.

5.         Corporation's Right to Prepay. The Corporation may, at its option, call this Note for full prepayment, effective thirty (30) days after mailing written notice of election to prepay to Lender, at any time after the one (1) year anniversary date of this Note. Upon the effective date of such notice, this Note shall represent only a right to receive in cash one hundred percent (100%) of the unpaid principal amount thereof, plus interest accrued to such prepayment date. Such amount will be paid only upon surrender of the original of this Note to the Corporation.

6.         Subordination. The principal and interest on this Note shall be subordinate in right of payment to all obligations of the Corporation to its other creditors, whether now outstanding or hereafter incurred (except as to other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is not superior in right of payment to the Capital Notes). In the event of liquidation of the Corporation, all such obligations (other than those above excepted) shall be entitled to be paid in full with such interest as may be provided by law before any payments shall be made on account of the principal of or interest on, the Capital Notes (including this Note). Such obligations shall include, but not be limited to, the principal and unpaid interest on (a) all indebtedness of the Corporation (other than that evidenced by the Capital Notes), whether outstanding on the date of execution of this Note or thereafter incurred, which is incurred in connection with the acquisition of assets of any kind or nature, including assets acquired in the ordinary course of business, and (b) amendments, renewals, extensions and refundings of any such indebtedness or obligations.

7.         General Provisions. All payments under this Note shall be applied first, to the payment of accrued interest hereunder; and then to the reduction of the principal amount of this Note. Principal and interest shall be payable only in lawful money of the United States. In no event, however, shall this Note bear interest at a rate in excess of that allowed under law. Concurrently with its issuance of this Capital Note, the Corporation may also be offering other unsecured promissory or debt obligations. This Note is not a part of, nor offered in conjunction with, any of the Corporation's other debt obligations. The Capital Note is not superior in right of payment to the Corporation's other debt obligations, but may be junior in payment to certain of the Corporation's other debt obligations, whether now or in the future outstanding.

8.         Payment of Lender's Costs. If there is a default under this Note, the Corporation promises to pay all Lender's costs of enforcing this Note, including attorneys' fees.

9.         No Waiver. The failure of a party to exercise any of its rights hereunder shall not constitute such party's waiver of the right to exercise or enforce any right or provision.

10.        Jurisdiction. This Note shall be deemed to have been made in the County of Orange, State of California. The validity of this Note, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Note shall be tried and litigated in the County of Orange in the State of California. BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE ON ANY BASIS WHATSOEVER.

11.        Notices. All notices, requests, demands, instructions or other documents to be given hereunder shall be personally delivered to the person to whom directed at the appropriate address set forth below (in which event, such notice shall be deemed effective only upon such delivery) or when delivered by mail, sent by registered or certified mail, return receipt requested, as follows: if to Lender, to the address for Lender as it appears on the Note register maintained by the Corporation; and if to the Corporation, to Ministry Partners Investment CorporationTM, a California Corporation, Attn: the President, 955 West Imperial Highway, P.O. Box 1299, Brea, California 92822-1299. The addresses for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.

12.        Survival. This Note shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                                                                    Ministry Partners Investment CorporationTM,

                                                                                    a California Corporation

                                                                                                                                                                                    By: __________

                                                                                                                                                                                  Name: __________

                                                                                                                                                                                  Title: __________